UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
June 15, 2018

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2018, the Compensation Committee of the Board of Directors of Plantronics, Inc. (the “Company”) approved certain changes to the severance arrangements previously entered into between the Company and each of Joe Burton, the Company’s President and Chief Executive Officer, Pam Strayer, the Company’s Senior Vice President and Chief Financial Officer, Mary Huser, the Company’s Senior Vice President, General Counsel and Corporate Secretary, Jeff Loebbaka, the Company’s Senior Vice President, Global Sales, and Shantanu Sarkar, the Company’s Senior Vice President, Enterprise Business Group (each of Mmes. Strayer and Huser and Messrs. Loebbaka and Sarkar, an “Executive” and together, the “Executives”), with such changes effective as of June 15, 2018. The Company expects to enter into an amended agreement or an amendment to Mr. Burton’s Employment Agreement with the Company dated July 31, 2016 (the “Burton Employment Agreement”), included as an exhibit to the Company’s Form 8-K filed on August 2, 2016, and an amended agreement and/or an amendment to each Change of Control Severance Agreement entered into between the Company and each Executive (each, a “Change of Control Agreement”), included as an exhibit to the Company’s Form 10-Q filed on July 29, 2014, to document the provisions described below.
Joe Burton
If the Company terminates Mr. Burton’s employment other than for Cause (as defined in the Burton Employment Agreement), death or Disability (as defined in the Burton Employment Agreement), or if Mr. Burton resigns for Good Reason (as defined in the Burton Employment Agreement) (such termination, a “Qualifying Termination”), and the Qualifying Termination does not occur in the 24-month period following a Change of Control (as defined in the Burton Employment Agreement), then subject to Mr. Burton signing and not revoking a release of claims with the Company and subject to Mr. Burton’s continued compliance with the terms of the Burton Employment Agreement, Mr. Burton will receive the following:

•	Continuing payments of severance pay at a rate equal to Mr. Burton’s then-current base salary for a period of 24 months;

•	100% of Mr. Burton’s target bonus as in effect for the fiscal year in which the Qualifying Termination occurs;

•
A lump sum cash payment in an amount equal to the monthly COBRA premium that Mr. Burton would be required to pay to continue his group health coverage as in effect on the date of his termination for himself and his eligible dependents, multiplied by 24, which payment will be made less applicable withholdings and regardless of whether Mr. Burton elects COBRA continuation coverage (the "Cash Payment");

•	24 months’ outplacement assistance; and

•	50% of Mr. Burton’s then unvested equity awards will become vested in full and in the case of stock options and stock appreciation rights, will become exercisable.

In the event a Qualifying Termination occurs in connection with a Change of Control or in the 24-month period following a Change in Control, then subject to Mr. Burton signing and not revoking a release of claims with the Company and subject to Mr. Burton’s continued compliance with the terms of the Burton Employment Agreement, Mr. Burton will receive the same benefits provided under the Burton Employment Agreement as in effect immediately prior to June 15, 2018, except that instead of the COBRA reimbursement described therein, Mr. Burton will receive the Cash Payment.
The foregoing description of the changes to the Burton Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of any amended agreement or amendment to the Burton Employment Agreement, which will be filed following its execution.
Pam Strayer, Mary Huser, Jeff Loebbaka, and Shantanu Sarkar
If the Company terminates an Executive’s employment without Cause (as defined in the Change of Control Agreement), and such termination does not occur in the 24-month period following a Change of Control (as defined in the Change of Control Agreement), then subject to the Executive signing and not revoking a release of claims with the Company, the Executive will receive the following:

•	Continuing payments of severance pay at a rate equal to the Executive’s then-current base salary for a period of 12 months (or 18 months in the case of Ms. Strayer);

•	100% of the Executive’s target bonus as in effect for the fiscal year in which the termination occurs;

•
If the Executive elects continuation coverage pursuant to COBRA for herself or himself and her or his eligible dependents, the Company will reimburse the Executive for the COBRA premiums for such coverage for up to 12 months (or 18 months in the case of Ms. Strayer); and

•	Provide 12 months’ outplacement assistance (or 18 months in the case of Ms. Strayer).

If the Company terminates an Executive’s employment without Cause, or if an Executive terminates her or his employment for Good Reason (as defined in the applicable Change of Control Agreement), and such termination occurs in connection with a Change or Control or in the 24-month period following a Change of Control, then subject to the Executive signing and not revoking a release of claims with the Company, the Executive will receive the same benefits provided under her or his Change of Control Agreement as in effect immediately prior to June 15, 2018, except that instead of receiving the COBRA reimbursement described therein, the Executive will receive a lump sum cash payment in an amount equal to the monthly COBRA premium that the Executive would be required to pay to continue her or his group health coverage as in effect on the date of her or his termination for herself or himself and her or his eligible dependents, multiplied by 24, which payment will be made less applicable withholdings and regardless of whether the Executive elects COBRA continuation coverage.
The foregoing description of the changes to the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of any amended agreement or amendment to the Change of Control Agreement, which will be filed following its execution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2018	PLANTRONICS, INC.

	By:	/s/ Mary Huser
	Name:	Mary Huser
	Title:	Senior Vice President, General Counsel and Corporate Secretary